Exhibit 99(D)

NUMBER
ZQ	SHARES

COMMON SHARES OF BENEFICIAL INTEREST

REAVES UTILITY INCOME FUND

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

WITHOUT PAR VALUE	CUSIP 756158 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST

Reaves Utility Income Fund, a Delaware Statutory Trust, transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Agreement and Declaration of Trust, as amended from time to time, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile signatures of the duly authorized officers of the Trust.

COUNTERSIGNED AND REGISTERED

THE BANK OF NEW YORK
	TRANSFER AGENT	/s/	/s/	DATED:
AND REGISTRAR
BY /s/
	AUTHORIZED SIGNATURE	SECRETARY	PRESIDENT

[REVERSE SIDE OF CERTIFICATE]

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	___________Custodian ____________
TEN ENT	— as tenants by the en		(Cust) (Minor)
JT TEN	— as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act _________________ (State)
Additional abbreviations may also be used though not in the above list

For Value Received                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPE WRITTEN)

            Common Shares of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint
                                                                                                                                                                                                           Attorney
to transfer the said shares on the books of the within-named Trust, with full power of substitution in the premises.

Dated

X

X

NOTICE:

Signature(s) Guaranteed

By